UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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PLX Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLX TECHNOLOGY, INC.

Notice of Annual Meeting of Stockholders
To Be Held May 25, 2005

To the Stockholders of PLX Technology, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PLX Technology, Inc., a Delaware corporation (the “Company”), will be held at the Company’s headquarters, 870 Maude Avenue, Sunnyvale, California, at 9:00 a.m., Pacific Daylight Time, on Wednesday, May 25, 2005, for the following purposes:

1.                 ELECTION OF DIRECTORS.   To elect six directors of the Company to serve until the 2006 annual meeting of stockholders or until their successors are elected and qualified.

2.                 OTHER BUSINESS.   To transact such other business as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

The Board of Directors has fixed the close of business on March 31, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the 2005 Annual Meeting of Stockholders and any adjournment or postponement thereof.

By Order of the Board of Directors,

Michael J. Salameh
Chief Executive Officer and Director
Sunnyvale, California
April 18, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. STOCKHOLDERS OF RECORD CAN VOTE THEIR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

PLX TECHNOLOGY, INC.
870 Maude Avenue
Sunnyvale, California 94085

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

This Proxy Statement is furnished to the stockholders of PLX Technology, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2005 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 25, 2005 at the Company’s headquarters, 870 Maude Avenue, Sunnyvale, California, at 9:00 a.m., Pacific Daylight Time, and any adjournment or postponement thereof. The shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by (i) delivering to the Company (to the attention of Rafael Torres, the Company’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date, (ii) submitting new voting instructions via the Internet, (iii) calling the specifically designated telephone number and changing the vote, or (iv) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Solicitation of Proxies

This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about April 18, 2005. The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

The close of business on March 31, 2005 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 26,870,694 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

Vote Required

A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. For Proposal No. 1, the election of directors, the candidates receiving the greatest number of affirmative votes are elected, provided a quorum is present and voting.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Broker “non-votes” are not counted in the tabulation of the voting results on the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal and, therefore, do not have an effect on the vote. A broker “non-vote” occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name,”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include, among others, the election of directors and ratification of auditors. Non-routine matters include, among others, adoption or amendments to equity compensation plans, and amendments to a company’s certificate of incorporation. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes.

Voting Procedures

Shares of Common Stock cannot be voted until either a signed proxy card is returned, voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Any stockholder may change their vote prior to the Annual Meeting by revoking their proxy or by (i) submitting a proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) calling the specifically designated telephone number and changing their vote.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

An automated system administered by ADP Investor Communication Services will tabulate votes cast by proxy at the Annual Meeting and the Secretary of the Company will tabulate votes cast in person at the Annual Meeting.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s investor relations department at (408) 774-9060 or at 870 Maude Avenue, Sunnyvale, California 94085 requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of each of these documents for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors of the Company is currently set at six.

Timothy Draper resigned as a director of the Company in November 2004, leaving one vacancy on the Board. Subsequent to Mr. Draper’s resignation, the Board amended the Company’s Bylaws to set the authorized number of directors at seven and appointed Thomas Riordan and Patrick Verderico as directors.

Wei-Ti Liu will not seek re-election as a director and his term as a director will automatically expire at the Annual Meeting. The Board has amended the Company’s Bylaws to set the authorized number of directors at six.

The Nominating Committee of the Board of Directors has recommended, and the Board of Directors has nominated, the six nominees listed below for election as directors at the Annual Meeting, each to serve until the 2006 annual meeting of stockholders, until each director’s successor is elected or appointed and qualified, or until the earlier resignation or removal of the director. All of the nominees are currently directors of the Company, and each of the nominees named below has consented, if elected as a director of the Company, to serve until his term expires. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director, if elected. Each of the six nominees for director who receives the greatest number of votes will be elected.

Set forth below are the names, ages and certain biographical information relating to the director nominees as of March 31, 2005.

Name of Nominee	Age	Position with Company	Director Since
Michael J. Salameh	50	Chief Executive Officer and Director	1986
D. James Guzy(1)(2)	69	Chairman of the Board	1986
John H. Hart(2)(3)	59	Director	1999
Robert H. Smith(1)(3)	68	Director	2002
Thomas Riordan	48	Director	2004
Patrick Verderico(1)	61	Director	2004

(1)                 Member of Audit Committee

(2)                 Member of Compensation Committee

(3)                 Member of Nominating Committee

Michael J. Salameh co-founded the Company and has served as Chief Executive Officer and as a member of the Board of Directors since the Company’s inception in May 1986. From 1980 through 1986, Mr. Salameh was employed in various marketing management positions with Hewlett-Packard Company. Mr. Salameh received a B.S. in engineering and applied science from Yale University and an M.B.A. from Harvard Business School.

D. James Guzy has served as Chairman of the Board since 1986. Since 1969, Mr. Guzy has been chairman of Arbor Company, a limited partnership involved in the electronics and computer industry. Mr. Guzy is also a director of Cirrus Logic, Inc., Intel Corporation, Davis Selected Group of Mutual Funds and Alliance Capital Management Technology Fund, and a member of the board of directors of several private technology companies. Mr. Guzy received a B.S. from the University of Minnesota and an M.S. from Stanford University.

John H. Hart has been a director of the Company since April 1999. Mr. Hart is currently a 3Com fellow and serves on the Board of Directors of Coherent Inc. and several private companies. In September 2000, he retired as senior vice president and chief technical officer of 3Com Corporation, a position he had held since August 1996. From the time Mr. Hart joined 3Com Corporation in September 1990 until July 1996, he was vice president and chief technical officer. Prior to joining 3Com Corporation, Mr. Hart worked for Vitalink Communications Corporation for seven years, where his most recent position was vice president of network products. Mr. Hart is also a director of ClearSpeed Technology, PLC. Mr. Hart received a B.S. in mathematics from the University of Georgia.

Robert H. Smith has been a director of the Company since November 2002. From May 1995 to August 2002, Mr. Smith worked at Novellus Systems, Inc., a semiconductor equipment manufacturer, where his last position was executive vice president of administration in the office of the Chief Executive Officer and board member. From June 1994 to September 1994, Mr. Smith held the position of chairman of the board of directors for Micro Component Technology, Inc., a semiconductor test-equipment manufacturer. From 1986 through 1990, Mr. Smith served as the president of Maxwell Graphics, Inc., a printing company. From 1982 through 1986, Mr. Smith held chief financial officer positions with Maxwell Communications of North America Corp. and R. R. Donnelley and Sons, both printing companies. Mr. Smith previously held executive positions with Honeywell, Inc., Memorex Corp. and Control Data Corp. Mr. Smith is currently a member of the board of directors for Cirrus Logic, Inc. and Virage Logic Corporation, both semiconductor companies, and Epicor Software Corporation, a software corporation. Mr. Smith received a B.S. in business administration from Oklahoma City University.

Thomas Riordan joined the Board of Directors in November 2004. Since January 2005, Mr. Riordan is an Entrepreneur-In-Residence at Bessemer Venture Partners, one of the nation’s original venture capital firms. From August 2000 until January 2005, Mr. Riordan served as vice president of architecture at PMC-Sierra, a provider of communications and storage semiconductors and MIPS based processors. Mr. Riordan co-founded Quantum Effect Devices, a supplier of MIPS-architecture microprocessors and was chief executive officer and president from August 1991 until its acquisition by PMC-Sierra in August 2000. Mr. Riordan holds B.S. and M.S. degrees in electrical engineering as well as a B.A. degree in government from the University of Central Florida and has done post-graduate work in electrical engineering at Stanford University.

Patrick Verderico joined the Board of Directors in November 2004. From January 2001 to January 2003, Mr. Verderico was chief financial officer of Ubicom, an Internet processor and software company. From April 1997 to November 2000, he was employed at OSE USA, Inc. where his last position was president and chief executive officer. Prior to 1997, Mr. Verderico held executive positions with Maxtor Corporation as chief operating officer, Creative Technology as chief financial officer, Cypress Semiconductor as chief financial officer, Phillips Semiconductors as vice president of assembly operations, and National Semiconductor as corporate controller. Mr. Verderico is a Certified Public Accountant and a former partner of PricewaterhouseCoopers. Mr. Verderico currently serves on the board of directors of OSE USA, Inc., a semiconductor-packaging foundry, and Micro Component Technology, Inc., a semiconductor test equipment manufacturer. Mr. Verderico received a B.A. from the University of Akron and a M.B.A. from Pennsylvania State University.

THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE

BOARD AND CORPORATE GOVERNANCE MATTERS

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

During the fiscal year ended December 31, 2004, the Board met eleven times. The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee. During the fiscal year ended December 31, 2004, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board. The Company encourages, but does not require, its Board members to attend the annual stockholders meeting. Two of the then-current members of the Board attended the 2004 annual meeting of stockholders. The Board has determined that a majority of the Board members, D. James Guzy, Thomas Riordan, Patrick Verderico, John H. Hart and Robert H. Smith, are “independent” as that term is defined in Rule 4200 of the listing standards of the Marketplace Rules of the Nasdaq Stock Market, Inc. (“Nasdaq”).

The Audit Committee, which held twelve meetings in the fiscal year ended December 31, 2004, consists of Mr. Smith, Mr. Guzy and Mr. Verderico, with Mr. Smith serving as its chairman. The Audit Committee is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial controls, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee reviews and pre-approves the engagement of the Company’s independent auditors to perform audit and non-audit services and the related fees. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) and the Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the listing standards of Nasdaq. The Board has further determined that Robert H. Smith is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

The Board of Directors has adopted and approved a charter for the Audit Committee, a copy of which was attached as Appendix A to the Company’s 2004 proxy statement. A copy of the Charter can also be viewed at the Company’s website at www.plxtech.com.

The Compensation Committee, which held four meetings in the fiscal year ended December 31, 2004, consists of Mr. Guzy and Mr. Hart, with Mr. Hart serving as its chairman. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers, administers the Company’s 1998 Stock Incentive Plan, 1999 Stock Incentive Plan, and 1999 Non-Employee Director Stock Incentive Plan and performs such other duties as may from time to time be determined by the Board. All members of the Compensation Committee are independent directors within the meaning of Rule 4200 of the listing standards of Nasdaq.

The Compensation Committee operated under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.plxtech.com.

The Nominating Committee, which held three meetings in the fiscal year ended December 31, 2004, consists of Mr. Hart, who serves as chairman, and Mr. Smith. The Nominating Committee assists the Board of Directors in selecting nominees for election to the Board of Directors and monitors the composition of the Board. The Nominating Committee will consider and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of stockholder proposals. The Nominating Committee will review periodically whether a more formal policy should be adopted. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company at 870 Maude Avenue, Sunnyvale, California 94085 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating Committee. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Nominating Committee. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee operated under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.plxtech.com.

In reviewing potential candidates for the Board, the Nominating Committee considers the individual’s experience in the semiconductor industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

All members of the Nominating Committee are independent directors within the meaning of Rule 4200 of the listing standards of Nasdaq .

Compensation Committee Interlock and Insider Participation

All members of the Compensation Committee during the fiscal year ended December 31, 2004 were independent directors, and none of them were employees or former employees of the Company. During the fiscal year ended December 31, 2004, no executive officer of the Company served on the Compensation Committee or the board of directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

Communication between Stockholders and Directors

The Company’s Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to D. James Guzy, Chairman of the Board, c/o PLX Technology, Inc., 870 Maude Avenue, Sunnyvale, California 94085.

Compensation of Directors

For fiscal 2004, the Company provided cash compensation for its non-employee directors as follows: (i) $3,000 quarterly cash retainer to each non-employee director, (ii) $3,000 quarterly cash retainer to each non-employee director serving as the Audit Committee chair or the Chairman of the Board of Directors, and (iii) $1,000 quarterly cash retainer to each non-employee director serving as the chair for any committee other than the Audit Committee.

The Company has revised its annual compensation policy for individuals serving as non-employee directors of the Company so that effective October 1, 2004, the cash compensation of non-employee directors will be as follows: (i) each non-employee director not serving on the Audit Committee or as a committee chair shall receive a quarterly cash retainer of $2,500, (ii) each non-employee director serving on the Audit Committee, but not serving as a committee chair, shall receive a quarterly cash retainer of $3,500, (iii) the non-employee director serving as Audit Committee chair shall receive a $5,000 quarterly cash retainer, and $4,000 for each quarterly earnings audit meeting attended in person or telephonically, (iv) the non-employee directors serving as the chairs of the Nominating Committee or Compensation Committee shall each receive a quarterly cash retainer of $4,500, (v) the non-employee director serving as chairman of the Board shall receive a $6,000 quarterly cash retainer, and $4,000 for each scheduled Board meeting attended in person, or $2,000 for each scheduled Board meeting attended telephonically, and (vi) each non-employee director shall receive $2,000 for each scheduled Board meeting attended in person, or $1,000 for each scheduled Board meeting attended telephonically.

The Company’s 1999 Non-Employee Director Plan (the “1999 Director Plan”) provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. Under the 1999 Director Plan, each non-employee director will receive a nonqualified stock option grant of 15,000 shares of the Company’s Common Stock upon his or her initial election to the Board of Directors. On the date of each annual stockholders’ meeting, each incumbent non-employee director who has served on the Board for at least eleven months will automatically be granted a nonqualified stock option to purchase 5,000 shares of the Company’s Common Stock. All options automatically granted to non-employee directors have an exercise price equal to 100% of the fair market value on the date of grant, are fully vested and immediately exercisable. On May 24, 2004, Mr. Guzy, Mr. Hart, and Mr. Smith received nonqualified stock option grants under the Company’s 1999 Director Plan for 5,000 shares each of the Company’s Common Stock at an exercise price of $14.05 per share. In addition, upon their initial appointment to the Board, Mr. Liu, Mr. Riordan and Mr. Verderico each received an option grant of 15,000 Shares of the Company’s Common Stock at an exercise price of $14.66, $9.45, and $9.45 per share, respectively.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 31, 2005 for (i) each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned(1)
Directors, Executive Officers and 5% Stockholders	Number	Percent(2)
Wasatch Investors, Inc.(3) 150 Social Hall Avenue Salt Lake City, Utah 84111	2,652,588	9.9%
Mazama Capital Management, Inc.(4) One S.W. Columbia Suite 1500, Portland, Oregon 97258	2,442,800	9.1%
D. James Guzy(5)	2,222,196	8.2%
Neil Gagnon(6) 1370 Avenue of the Americas, Suite 2002 New York, New York 10019	1,493,803	5.6%
Michael J. Salameh(7)	1,027,330	2.0%
RS Investment Management(8) 388 Market Street, Suite 200 San Francisco, California 94111	864,213	3.2%
Wei-Ti Liu(9)	512,664	1.9%
Michael A. Hopwood(10)	366,519	*
Lawrence Chisvin(11)	247,541	*
Jack Regula(12)	235,874	*
Alex Wong(13)	207,002	*
John H. Hart(14)	40,000	*
Robert H. Smith(15)	20,000	*
Patrick Verderico(16)	15,000	*
Thomas Riordan(17)	15,000	*
All executive officers and directors as a group (15 persons)(18)	5,090,457	13.3%

*                    Less than 1% of the outstanding common stock

(1)          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)          Percentage beneficially owned is based on 26,870,694 shares of Common Stock outstanding as of March 31, 2005.

(3)          Based on a Schedule 13G filed with the Securities Exchange Commission on February 10, 2005 which reports sole voting and sole dispositive power over 2,652,588 shares.

(4)          Based on a Schedule 13G filed February 14, 2005 which reports sole voting power over 1,377,100 shares, and sole dispositive power over 2,442,800 shares.

(5)          Includes 2,157,470 shares held by Arbor Company of which Mr. Guzy is President. Also includes 25,000 shares subject to options exercisable within 60 days of March 31, 2005.

(6)          Based on a Schedule 13G filed January 27, 2005 which reports sole voting power over 513,630 shares, shared voting power over 300,733 shares, sole dispositive power over 489,060 shares, and shared dispositive power over 1,004,743 shares.

(7)          Includes 485,197 shares subject to options exercisable within 60 days of March 31, 2005 and 8,400 shares held by Mr. Salameh’s minor children.

(8)          Based on a Schedule 13G filed with the Securities Exchange Commission on February 14, 2005 which reports shared voting and shared dispositive power over 864,213 shares.

(9)          Includes 15,000 shares subject to options exercisable within 60 days of March 31, 2005, 471,294 shares held  by Liu Family trust, in which Wei-Ti Liu and Ping Mann Liu are trustees, and 26,370 shares held by his son.

(10)   Includes 241,519 shares subject to options exercisable within 60 days of March 31, 2005.

(11)   Includes 247,541 shares subject to options exercisable within 60 days of March 31, 2005.

(12)   Includes 185,648 shares subject to options exercisable within 60 days of March 31, 2005.

(13)   Includes 34,834 shares subject to options exercisable within 60 days of March 31, 2005.

(14)   Includes 40,000 shares subject to options exercisable within 60 days of March 31, 2005.

(15)   Includes 20,000 shares subject to options exercisable within 60 days of March 31, 2005.

(16)   Includes 15,000 shares subject to options exercisable within 60 days of March 31, 2005.

(17)   Includes 15,000 shares subject to options exercisable within 60 days of March 31, 2005.

(18)   Includes 1,513,570 shares subject to options exercisable within 60 days of March 31, 2005.

INDEPENDENT AUDITORS

Ernst & Young LLP has served as the Company’s independent auditors since the Company’s inception in 1986, including the year ended December 31, 2004. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. Moreover, he or she will be available to respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2003 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2004	2003
Audit Fees(1)	$872,700	$340,890
Audit-Related Fees(2)	50,000	21,220
Tax Fees(3)	—	6,600
All Other Fees(4)	—	—
Total	$922,700	$360,710

(1)   Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, internal controls under Sarbanes-Oxley Rule 404, and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)   Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and internal controls and are not reported under “Audit Fees.”

(3)   Tax Fees incurred in 2003 consist of fees billed for professional services rendered for tax compliance, tax advisory and tax planning (domestic and international) services. These services include assistance regarding federal, state and international tax compliance and tax planning. There were no Tax Fees incurred in 2004.

(4)   All Other Fees consist of fees for products and services other than the services reported above. There were no All Other Fees incurred in 2004 and 2003.

The Audit Committee is performing an evaluation of  the Company’s independent auditors. Accordingly, the Audit Committee is not recommending the selection of independent auditors at this time. After it completes its assessment, the Audit Committee will make a recommendation to the Board on the appointment of independent auditors regarding the examination of the Company’s financial statements for the year ending December 31, 2005.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit services provided by the independent auditors. In March 2004, the Audit Committee adopted a policy for the pre-approval of audit services provided by the independent auditors. Under the policy, independent auditors cannot be retained for non-audit services and pre-approval is generally detailed as to the particular service or category of services to be provided. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

The Compensation Committee of the Board was formed in July 1990 and consists of D. James Guzy and  John H. Hart. Decisions concerning the compensation of the Company’s executive officers are made by the Compensation Committee and reviewed by the full Board (excluding any interested director).

Executive Officer Compensation Programs

The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Base Salaries.   Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

Stock Option Grants.   Stock options may be granted to executive officers and other employees under the 1998 Stock Incentive Plan and 1999 Stock Incentive Plan (collectively, the “Plans”)  Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the Plans do not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

Executive Bonus Plan.   During the year ended December 31, 2004, the Company maintained an executive bonus plan program which was approved by the Compensation Committee. The Compensation Committee can choose a range of performance measures as specified in the plan document. The 2004 plan had two components, a bonus based on financial performance for the fiscal year ended December 31, 2004 and a fixed bonus based on continued employment. The financial performance bonus was determined by specific formulas set by the Compensation Committee in January of 2004 and applied to actual fiscal year 2004 financial performance. For the fiscal year ended December 31, 2004, a total of $322,905 was earned, of which $267,897 was based on actual 2004 performance and $55,008 was fixed.

Other Compensation Plans.   The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation plan. Benefits under these general plans are indirectly tied to the Company’s performance.

Deductibility of Compensation.   It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as “performance-based compensation,” as defined in Section 162(m).

In the recent past, compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers has been deductible by the Company even though certain compensation may not have qualified as “performance-based compensation.”  However, it is possible that non-qualifying compensation paid to the Company’s executive officers may exceed $1 million in a taxable year and therefore limit the deductibility by the Company of a portion of such compensation.

The Company does not expect base salary cash compensation paid to each of the Company’s executive officers subject to Section 162(m) to exceed $1 million for fiscal 2005, and therefore expects all such cash compensation to be deductible.

Chief Executive Officer Compensation

The Company’s Chief Executive Officer is Mr. Salameh. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Salameh’s base salary for the fiscal year ended December 31, 2004 was $200,000. Mr. Salameh’s base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Salameh’s base salary was below the approximate median of the base salary range for chief executive officers of comparable companies. For the fiscal year ended December 31, 2004, Mr. Salameh earned a bonus of $72,467.

MEMBERS OF THE COMPENSATION COMMITTEE

John H. Hart, Chairman

D. James Guzy

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth certain information concerning compensation of (i) each person that served as the Company’s chief executive officer during the fiscal year of the Company ended December 31, 2004, and (ii) the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the fiscal year ended December 31, 2004 (collectively, the “Named Executive Officers”):

	Annual Compensation			Long-Term Compensation
				Securities	All Other
				Underlying Options	Compensation(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	(#)	($)
Michael J. Salameh	2004	200,000	72,467	50,000	6,000
Chief Executive Officer and	2003	200,000	—	—	5,016
Director	2002	183,333	—	—	4,962
Lawrence Chisvin	2004	188,750	41,033	79,000	5,639
Chief Operating Officer	2003	180,000	—	50,000	5,400
	2002	168,000	—	55,000	5,040
Jack Regula	2004	186,000	22,916	23,000	5,580
Vice President, Chief	2003	186,000	—	27,000	4,279
Technology Officer	2002	186,000	—	30,000	4,185
Alex Wong(2)	2004	175,692	42,116	18,000	—
Vice President, Business	2003	117,128	19,200	55,000	16,801 (3)
Development
C. Mark Lipford(4)	2004	171,282	45,321	29,000	54,500 (5)
Vice President, Engineering	2003	200,000	—	57,000	6,000
	2002	160,076	25,000	185,000	4,802
Michael A. Hopwood	2004	169,583	56,630	25,000	5,345
Vice President, Worldwide Sales	2003	160,000	21,536	48,000	4,560
	2002	160,000	—	30,000	4,800

(1)          Represents matching contributions under the Company 401(k) plan except for the amounts noted in footnotes (3) and (5) below.

(2)          Mr. Wong joined the Company on May 21, 2003 and his compensation in 2003 reflects compensation from that date.

(3)          Includes payment of excess accrued vacation pay of $15,483.

(4)          Mr. Lipford joined the Company on February 25, 2002 and his compensation in 2002 reflects compensation from that date. Mr. Lipford terminated his employment with the Company on November 8, 2004.

(5)          Includes severance payment of $50,000.

Option Grants in Last Fiscal Year

The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2004. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

	Individual Grants
	Number of Securities Underlying Options		Percent of Total Options Granted to Employees in Fiscal	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
Name	Granted(#)		Year(2)	Share($/Sh)(3)	Date(4)	5%	10%
Michael J. Salameh	50,000	(1)	5.5%	9.55	11/1/2014	$300,297	$761,012
C. Mark Lipford	29,000	(1)	3.2%	9.12	2/2/2014	$166,330	$421,513
Michael A. Hopwood	25,000	(1)	2.8%	9.12	2/2/2014	$143,388	$363,373
Lawrence Chisvin	29,000	(1)	3.2%	9.12	2/2/2014	$166,330	$421,513
	50,000	(1)	5.5%	7.98	10/1/2014	$250,929	$635,903
Alex Wong	18,000	(1)	2.0%	9.12	2/2/2014	$103,239	$261,629
Jack Regula	23,000	(1)	2.5%	9.12	2/2/2014	$131,917	$334,303

(1)          This option is subject to a vesting schedule whereby twenty-five percent (25%) of the option shares vest upon the one year anniversary of the date of grant and the remaining shares vest equally over the next thirty-six (36) months thereafter, such that the option shares are one hundred percent (100%) vested on the fourth anniversary of the date of grant. The option has a ten year term from the date of grant.

(2)          For the fiscal year ended December 31, 2004, the Company granted options to employees to purchase an aggregate of 904,850 shares.

(3)          The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock at the date the options were granted.

(4)          Options may terminate before their expiration dates if the optionee’s status as an employee or consultant is terminated or upon the optionee’s death or disability.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2004, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 2004, and the value of “in-the-money” stock options, which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2004.

	Number of Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004(#)		Value of Unexercised in-the- Money Options at December 31, 2004($)(2)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Salameh	0	0	489,364	50,000	1,283,200	42,500
C. Mark Lipford	24,937	124,036	0	0	0	0
Michael A. Hopwood	0	0	225,000	63,000	466,960	218,680
Lawrence Chisvin	0	0	250,916	128,084	317,537	352,583
Alex Wong	101,991	796,920	22,885	55,826	154,689	278,377
Jack Regula	4,616	41,215	171,734	49,625	513,316	134,448

(1)          The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options on the exercise date.

(2)          Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 2004 ($10.40 per share), the last trading day of the year, and the exercise price of the Named Executive Officers’ respective options.

Equity Compensation Plans

The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, all of which, except for the Sebring Systems, Inc. 1997 Stock Option/Stock Issuance Plan, the HiNT Corporation 2000 Stock Plan and the NetChip Technology, Inc. 1996 Flexible Stock Incentive Plan, assumed upon the Company’s acquisition of Sebring Systems, Inc., HiNT Corporation and NetChip Technology, Inc., have been approved by the Company’s stockholders. Information in the table is as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,063,259	$11.30	1,564,131
Equity compensation plans not approved by security holders(2)	302,776	$2.04	—
Total / Weighted Ave./ Total	4,366,035	$10.66	1,564,131

(1)          Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding under the following equity compensation plans: 1998 Stock Incentive Plan, 1999 Stock Incentive Plan and 1999 Non-Employee Director Option Program, which shares to be issued under the 1999 Non-Employee Director Option Program will come from shares of the Company’s Common Stock reserved for issuance under the 1999 Stock Incentive Plan.

(2)          As of December 31, 2004, options and rights to purchase an aggregate of 302,776 shares of the Company’s Common Stock at a weighted average exercise price of $2.04 were outstanding under the Sebring Systems, Inc. 1997 Stock Option/Stock Issuance Plan, the HiNT Corporation 2000 Stock Plan and the NetChip Technology, Inc. 1996 Flexible Stock Incentive Plan, which options and rights were assumed in connection with acquisition of Sebring Systems, Inc., HiNT Corporation and NetChip Technology, Inc. by the Company. No further option grants will be made under the assumed equity compensation plans.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

The Audit Committee consists of Robert H. Smith, D. James Guzy and Patrick Verderico. Each of the members of the Audit Committee is independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards).

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee annually appoints a firm of independent auditors to audit the financial statements of the Company and meets with such personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company’s internal accounting controls, the Company’s financial statements contained in the Company’s Annual Report to its stockholders and other related matters. A more detailed description of the functions of the Audit Committee can be found in the Company’s Audit Committee Charter, a copy of which is posted on the Company’s website at www.plxtech.com.

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year ended December 31, 2004 audited by Ernst & Young LLP, the Company’s independent accountants. The Audit Committee has discussed with Ernst & Young LLP various matters related to the financial statements, including internal controls under Sarbanes-Oxley Rule 404 and those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), and has discussed with Ernst & Young LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee is performing an evaluation of the independent auditors. After the Audit Committee completes its assessment, the Committee will make a recommendation to the Board on the appointment of independent auditors regarding the examination of the Company’s financial statements for the year ending December 31, 2005.

MEMBERS OF THE AUDIT COMMITTEE
Robert H. Smith, Chairman
D. James Guzy
Patrick Verderico

MANAGEMENT

Executive Officers

The executive officers, their ages and their positions with the Company as of December 31, 2004 are as follows:

Name	Age	Position
Michael J. Salameh	50	Chief Executive Officer and Director
Rafael Torres	36	Vice President, Finance, Chief Financial Officer and Secretary
Lawrence Chisvin	50	Chief Operating Officer
Michael A. Hopwood	42	Vice President, Worldwide Sales
Hector A. Berardi	40	Vice President, Operations
Jack Regula	56	Vice President, Chief Technology Officer
Alex Wong	42	Vice President, Business Development
David K. Raun	42	Vice President, Marketing
C. Mark Lipford(1)	52	Vice President, Engineering

(1)          Mr. Lipford terminated his employment with the Company on November 8, 2004.

Michael J. Salameh co-founded the Company and has served as Chief Executive Officer and as a member of the Board of Directors since the Company’s inception in May 1986. From 1980 through 1986, Mr. Salameh was employed in various marketing management positions with Hewlett-Packard Company. Mr. Salameh received a B.S. in engineering and applied science from Yale University and an M.B.A. from Harvard Business School.

Rafael Torres has served as the Company’s Vice President, Finance and Chief Financial Officer since November 2000. From May 1999 to November 2000, Mr. Torres served as the Company’s Corporate Controller. From September 1998 to May 1999, Mr. Torres was employed by OnCommand Corporation, an on demand video company, as accounting manager. From June 1997 to September 1998, Mr. Torres was employed by Silicon Valley Group, a semiconductor equipment company, as manager of financial reporting and analysis. From September 1994 to June 1997, Mr. Torres was employed with PriceWaterhouse LLP, a public accounting firm, as senior auditor. Mr. Torres received a B.S. in accounting from Santa Clara University. Mr. Torres is a Certified Public Accountant.

Lawrence Chisvin has served as the Company’s Chief Operating Officer since August 2004. From May 2000 to August 2004, Mr. Chisvin served as the Company’s Vice President, Marketing. From September 1998 through May 2000, Mr. Chisvin was employed by Neomagic, a semiconductor company, as director of marketing. From May 1996 through September 1998, Mr. Chisvin was employed by LSI Logic, a semiconductor company, as director of marketing. Prior to LSI Logic, Mr. Chisvin was employed in a variety of marketing and engineering positions at S3, Philips, Western Digital, and Digital Equipment Corporation. Mr. Chisvin received a B.S. in electrical engineering from Northeastern University and an M.S. in electrical engineering from Worcester Polytechnic Institute.

Michael A. Hopwood has served as the Company’s Vice President, Worldwide Sales since 1995. From 1995 to October 2003, Mr. Hopwood also served as the Company’s Vice President of Business Development. From 1989 to 1995, he held a variety of other sales management positions with the Company. From 1984 until 1989, Mr. Hopwood held various sales positions at Intel Corporation, a semiconductor manufacturer. Mr. Hopwood received a B.S. in physics engineering from Pacific Lutheran University.

Hector A. Berardi has served as the Company’s Vice President, Operations since August 2002. From April 1999 to July 2002, Mr. Berardi served as the Vice President of Operations at Ubicom Inc., a developer of wireless network processors and software platforms. From June 1998 to April 1999, Mr. Berardi was a design and program manager for the advanced RISC core development group at ST Microelectronics, a semiconductor company. From July 1997 to May 1998, Mr. Berardi worked at National Semiconductor Corporation, a semiconductor company, where his last position was senior product engineering manager for microcontroller technologies. Mr. Berardi received an M.B.A. and a B.S. in electrical engineering from Santa Clara University.

Jack Regula has served as the Company’s Vice President, Chief Technology Officer since October 2001. From May 2000 to October 2001, Mr. Regula served as the Company’s Chief Scientist. Mr. Regula founded Sebring Systems, Inc., a semiconductor company, in 1996 and was the Chairman and Chief Technology Officer of Sebring Systems, Inc. from 1996 until its acquisition by the Company in May 2000. Prior to Sebring Systems, Inc., Mr. Regula was employed in a variety of engineering management positions at Sunscoop Corporation, Force Computers, and Ironics, Inc. Mr. Regula received a B.S. in electrical engineering and an M.S. in electrical engineering, both from Rensselaer Polytechnic Institute.

Alex Wong has served as the Company’s Vice President, Business Development since October 2003. From May 2003 to October 2003, Mr. Wong served as Vice President. From September 1991 to May 2003, Mr. Wong served as President at HiNT Corporation, a fabless semiconductor company providing PCI-to-PCI bridge products, until its acquisition by the Company in May 2003. Prior to HiNT Corporation, Mr. Wong was the lead chipset developer for Silicon Integrated Systems, a semiconductor company. Mr. Wong received a B.S. in Computer Engineering from the University of Manitoba in Canada.

David Raun has served as the Company’s Vice President, Marketing since November 2004. From January 2002 through November 2004, he was Vice President of Marketing at Pericom Semiconductor Corporation. In 2001, Mr. Raun was Executive Vice President and General Manager at Actovate, a technology-based marketing company. From September 1989 to November 2000, Mr. Raun was employed at Waferscale Integration, Inc. where his last position was Vice President of PSD and memory products. From 1985 to 1989, Mr. Raun held various sales, sales management, and marketing positions at Advanced Micro Devices. Mr. Raun received a B.S. in electrical and computer engineering from the University of California, Santa Barbara and has studied strategic marketing management at Harvard University Graduate School of Business.

C. Mark Lipford served as the Company’s Vice President, Engineering from February 2002 until November 8, 2004. From February 2001 to September 2001, Mr. Lipford served as the Vice President of

Engineering at IKOS Systems, Inc., a provider of hardware assisted design verification products. From April 1989 to February 2001, Mr. Lipford worked at Hewlett-Packard Company, where his last position was R&D Lab Manager of Hewlett-Packard’s VeriFone division. Mr. Lipford received a B.S. in electrical engineering at Virginia Polytechnic Institute.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 18, 1997, Jack Regula, the Company’s Vice President, Chief Technology Officer, entered into a seven-year promissory note in the original amount of $50,000 in connection with the purchase of certain shares of common stock from Sebring Systems, Inc. The note was secured by the purchased shares pursuant to a stock pledge agreement entered into on the same date. The note charged interest at 6% per annum. In connection with the sale of Sebring Systems, Inc. to the Company, the collateral was replaced with 27,155 shares of the Company’s Common Stock that Mr. Regula received as consideration for the sale of the pledged shares. The largest amount outstanding on the loan during fiscal 2004 was $71,000. The Company was repaid in full on June 18, 2004.

The Company has entered into indemnification agreements with its directors and certain of its executive officers. The indemnity agreements provide, among other things, that the Company will indemnify its directors and executive officers, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings which either of them may be made a party by reason of their positions as a director, executive officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s bylaws.

PLX TECHNOLOGY, INC.
STOCK PERFORMANCE GRAPH

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following graph shall not be deemed to be incorporated by reference into any such filings.

The following graph compares the percentage change in the cumulative total stockholder return on the Company’s Common Stock from December 31, 1999 through the end of the Company’s fiscal year ended December 31, 2004, with the percentage change in the cumulative total return for the Philadelphia Semiconductor Index and Russell 2000 Index. The comparison assumes an investment of $100 on December 31, 1999 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The stock performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PLX TECHNOLOGY, INC., THE RUSSELL 2000 INDEX
AND THE PHILADELPHIA SEMICONDUCTOR INDEX

*                    100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
PLX Technology, Inc	$100.00	$43.90	$66.59	$20.65	$46.735	$54.92
Russell 2000 Index	100.00	96.98	99.39	79.03	116.38	137.71
Philadelphia Semiconductor Index	100.00	288.80	485.20	152.03	361.73	304.62

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the Securities and Exchange Commission, and the listing standards of The Nasdaq Stock Market, Inc. Any amendments to, or waivers from, any provision of the Company’s Code of Business Conduct and Ethics will be posted on the Company’s website. A copy of the Code of Business Conduct and Ethics is posted on the Company’s Internet website at www.plxtech.com.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.   For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to the Secretary of the Company. To be timely for the 2006 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company between February 2, 2006 and March 4, 2006. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.   Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended and intended to be presented at the Company’s 2006 annual meeting of stockholders must be received by the Company not later than December 19, 2005 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended December 31, 2004, all Reporting Persons complied with all applicable filing requirements, except for one Form 4 filing reporting the grant of options to Alex Wong, one Form 4 filing reporting the grant of options to C. Mark Lipford, one Form 4 filing reporting the grant of options to Hector Berardi, one Form 4 filing reporting the grant of options to Lawrence Chisvin, one Form 4 filing reporting the grant of options to Michael A. Hopwood, one Form 4 filing reporting the grant of options to Rafael Torres, and one Form 4 filing reporting the acquisition of shares by D. James Guzy in connection with the Company’s acquisition of NetChip Technology, Inc.

Other Matters

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PLX TECHNOLOGY, INC., 870 MAUDE AVENUE, SUNNYVALE, CALIFORNIA 94085, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Michael J. Salameh
Chief Executive Officer and Director
April 18, 2005
Sunnyvale, California

PLX TECHNOLOGY, INC. C/O EQUISERVE TRUST COMPANY N.A P.O. BOX 8694 EDISON, NJ 08818-8694

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 24, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 24, 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PLX Technology, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PLXTC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLX TECHNOLOGY, INC.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors.

		For	Withhold	For All	To withhold authority to vote for one or more nominee(s), mark "For All Except" and write the nominee's number(s) on the line below.
Vote on Directors		All	All	Except

1.	Election of Directors	☐	☐	☐

Nominees:
	01) Michael J. Salameh 02) D. James Guzy 03) John H. Hart	04) Robert H. Smith 05) Thomas Riordan 06) Patrick Verderico

Vote on Proposals

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

For address changes please check this box and write them on the other side of this card.		☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

PLX TECHNOLOGY, INC.

870 Maude Avenue

Sunnyvale, CA 94085

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON MAY 25, 2005

Michael J. Salameh and Rafael Torres, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of PLX Technology, Inc. (the "Company"), to be held on Wednesday, May 25, 2005 at the Company's headquarters, 870 Maude Avenue, Sunnyvale, California, and any adjournment or postponement thereof.

Election of six directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: 01) MICHAEL J. SALAMEH, 02) D. JAMES GUZY, 03) JOHN H. HART, 04) ROBERT H. SMITH, 05) THOMAS RIORDAN, AND 06) PATRICK VERDERICO.

Address Change(s):

(If you noted address change(s) above, please mark corresponding box on the reverse side.)

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

SEE	SEE
REVERSE	REVERSE
SIDE	SIDE